UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 22, 2022

SOLLENSYS CORP

(Exact name of registrant as specified in its charter)

Nevada	000-56448	80-0651816
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1470 Treeland Blvd. SE

Palm Bay, Florida 32909

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 438-7657

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Rescission Agreement

As previously disclosed, pursuant to the Amended and Restated Merger Agreement dated as of April 7, 2022 (the “Merger Agreement”), by and among S-CC Merger Sub, Inc. (“S-CC Merger Sub”), a previously a wholly owned subsidiary of Sollensys Corp (“Sollensys”); SSolutions Merger Sub, Inc., a previously a wholly owned subsidiary of Sollensys (“S-Solutions Merger Sub”); SCARE Holdings, LLC, a wholly owned subsidiary of Sollensys (“SCARE”); (iii) Celerit Corporation, a wholly owned subsidiary of Sollensys (“Celerit”); (iv) Celerit Solutions Corporation, a wholly owned subsidiary of Sollensys (“Celerit Solutions”); (v) Terry Rothwell; and (vi) CRE Holdings, LLC (“CRE”), the parties to the Merger Agreement undertook certain transactions, including the merger of Celerit with and into S-CC Merger Sub, with Celerit surviving, and the merger of Celerit Solutions with and into S-Solutions Merger Sub, with Celerit Solutions surviving, in which transactions Ms. Rothwell received certain consideration as set forth in the Merger Agreement, and in connection with which the parties entered into certain other agreements and certain other transactions. Subsequent to entry into the Merger Agreement, the parties determined that they would unwind the transactions as set forth in the Merger Agreement and in the other agreements entered into in connection therewith.

Accordingly, on August 22, 2022, the Company entered into the Rescission, Termination and Release Agreement (the “Rescission Agreement”) by and among (i) the Company, (ii) SCARE; (iii) Celerit; (iv) Celerit Solutions; (v) Ms. Rothwell; (vi) Ron Harmon; and (vii) CRE. Pursuant to the terms of the Rescission Agreement, the parties agreed to unwind the transactions as set forth in the Merger Agreement and in the other agreements entered into in connection therewith, so as to place each of the parties to the Merger Agreement in the position that they were as of immediately prior to the closing of the transactions as set forth in and as contemplated by the Merger Agreement and the related agreements.

Pursuant to the terms of the Rescission Agreement, among other things, the parties agreed as follows:

(i)	Sollensys agreed to transfer to Ms. Rothwell one share of Celerit common stock;
(ii)	Sollensys agreed to transfer to Ms. Rothwell one share of Celerit Solutions common stock;
(iii)	Ms. Rothwell agreed to transfer to Sollensys 4,000,000 shares of Sollensys common stock;
(iv)	Ms. Rothwell agreed to resign from any and all positions with Sollensys, including as a member of Sollensys’ board of directors;
(v)	Donald Beavers agreed to resign as a director and officer of Celerit and Celerit Solutions;
(vi)	Anthony Nolte agreed to resign as a director and officer of Celerit and Celerit Solutions; and
(vii)	Sollensys agreed, in connection with its withdrawal from Celerit of an aggregate of $605,000 following the closing of the Merger Agreement, to issue to Celerit a promissory note in the principal amount of $605,000, accruing interest at the rate of 7% per annum and due on September 30, 2022 (the “Celerit Note”).

In addition, pursuant to the terms of the Rescission Agreement, the parties agreed to terminate:

(i)	The Executive Employment Agreement, dated as of April 7, 2022, by and between Sollensys and Ms. Rothwell (the “Rothwell Employment Agreement”), except as set forth in the Rescission Agreement;
(ii)	The Executive Employment Agreement, dated as of April 7, 2022, by and between Sollensys and Mr. Harmon (the “Harmon Employment Agreement”), except as set forth in the Rescission Agreement;
(iii)	The Rothwell Sollensys Blockchain Archive Server Distributive Data Center Agreement (2 Units), dated as of April 7, 2022, by and among Sollensys, Ms. Rothwell and George Benjamin Rothwell (the “Blockchain Archive Server Agreement”);
(iv)	The Promissory Note issued by Sollensys to Ms. Rothwell on April 7, 2022 (the “Rothwell Note”);
(v)	The Banking and Credit Union Services Agreement, dated as of April 7, 2022, by and between Sollensys and Celerit (the “Banking Agreement”);
(vi)	The Real Estate Purchase Agreement, dated as of March 24, 2022, by and among Sollensys, SCARE, CRE, Ms. Rothwell and Mr. Rothwell (the “Real Estate Purchase Agreement”).

The Rescission Agreement contains certain mutual releases, and covenants, representations and warranties customary for an agreement of this type.

The foregoing summary of the Rescission Agreement is qualified in its entirety by the terms of the Rescission Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Promissory Note

On August 22, 2022, Sollensys issued the Celerit Note, in the principal amount of $605,000, to Celerit. The Celerit Note bears simple interest at a rate of 7% per annum to the maturity date, September 30, 2022, or such earlier date as the Celerit Note may be paid pursuant to the terms of the Celerit Note. There is no penalty or premium for prepayment. In the Event of Default (as defined in the Celerit Note), Celerit may, at its option, declare the entire indebtedness under the Celerit Note immediately due and payable.

The foregoing summary of the Celerit Note is qualified in its entirety by the terms of the Celerit Note, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On August 26, 2022, the following agreements were terminated, except as set forth in the Rescission Agreement: (i) the Rothwell Employment Agreement, (ii) the Harmon Employment Agreement, (iii) the Blockchain Archive Server Agreement, (iv) the Rothwell Note, (v) the Banking Agreement, and (vi) the Real Estate Purchase Agreement. The information set forth under Item 1.01 hereof, to the extent applicable, is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Note contained in Item 1.01 is hereby incorporated by reference in this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Rescission Agreement, effective August 22, 2022, Ms. Rothwell resigned as a member of Sollensys’ board of Directors. Effective August 23, 2022, Anthony Nolte resigned as a member of Sollensys’ board of directors. Ms. Rothwell’s and Mr. Nolte’s resignations are not because of a disagreement with Sollensys on any matter relating to Sollensys’ operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Rescission, Termination and Release Agreement, dated as of August 22, 2022, by and among the registrant, SCARE Holdings, LLC, Celerit Corporation, Celerit Solutions Corporation, Terry Rothwell and Ron Harmon.
10.2	Promissory Note issued August 22, 2022, by Sollensys Corp to Celerit Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sollensys Corp

Date: August 26, 2022	By:	/s/ Donald Beavers
Donald Beavers
Chief Executive Officer

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